Exhibit 10.7

MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

Adopted January 23, 2013

TABLE OF CONTENTS

Article I INTRODUCTION		1

1.1	Purpose	1
1.2	Definitions	1
1.3	Shares Subject to the Plan	6
1.4	Administration of the Plan	8
1.5	Granting of Awards to Participants	10
1.6	Term of Plan	10
1.7	Amendment and Discontinuance of the Plan	10

Article II OPTIONS		10

2.1	Authority	10
2.2	Exercise Price	10
2.3	Option Term and Conditions and Limitations on Exercise	10
2.4	Manner of Exercise	11
2.5	Effect of Termination Service	11
2.6	Repurchase Rights	12
2.7	Incentive Stock Options	13

Article III STOCK APPRECIATION RIGHTS		13

3.1	Authority	13
3.2	Types	13
3.3	Tandem Rights	13
3.4	Stand-Alone Rights	14
3.5	Post-Service Exercise	15

Article IV STOCK AWARDS		15

4.1	Authority	15
4.2	Issue Price/Consideration	15
4.3	Vesting Provisions	15
4.4	Stockholder Rights	16

Article V RESTRICTED STOCK UNITS		16

5.1	Authority	16
5.2	Terms	16
5.3	Vesting Provisions	17
5.4	Payment	17
5.5	Dividend Rights	17

Article VI PERFORMANCE UNITS		17

6.1	Authority	17
6.2	Terms	17
6.3	Payment	18

Article VII DIVIDEND EQUIVALENT RIGHTS		18

7.1	Authority	18

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7.2	Terms	18
7.3	Entitlement	18
7.4	Timing of Payment	18
7.5	Form of Payment	18

Article VIII AUTOMATIC DIRECTOR AWARD PROGRAM		19

8.1	Terms and Conditions of Non-Employee Director Awards	19
8.2	Grant of Awards	19
8.3	Vesting of Awards	20
8.4	Terms of Awards	20
8.5	Change of Control	21
8.6	Remaining Terms	22

Article IX CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS		22

9.1	Deferred Compensation	22
9.2	Securities Requirements	22
9.3	Transferability	23
9.4	No Rights as a Stockholder	23
9.5	Listing and Registration of Shares of Common Stock	23
9.6	Change of Control	24
9.7	Lock-Up Agreement	25
9.8	Stockholder Agreements/Investment Representations	26
9.9	Exemptions from Section 16(b) Liability	26
9.10	Repricing	26
9.11	Excess Shares	27
9.12	Section 409A	27

Article X WITHHOLDING FOR TAXES		27

Article XI MISCELLANEOUS		27

11.1	No Rights to Awards or Uniformity Among Awards	27
11.2	Rights as Employee, Director or Consultant	27
11.3	Governing Law	28
11.4	Gender, Tense and Headings	28
11.5	Severability	28
11.6	Other Laws	28
11.7	Unfunded Obligations and Use of Proceeds	28
11.8	No Guarantee of Tax Consequences	28

[End of Table of Contents]

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MAVENIR SYSTEMS, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose. The Mavenir Systems, Inc. Amended and Restated 2013 Equity Incentive Plan (the “Plan”) is intended to promote the interests of Mavenir Systems, Inc., a Delaware corporation (the “Company”), and its stockholders by encouraging Employees, Directors and Consultants of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be administered accordingly.

The Plan shall serve as the successor to the Company’s 2005 Amended and Restated Stock Plan (the “Existing Plan”), and no further awards shall be granted under the Existing Plan after the Effective Date. All awards outstanding under the Existing Plan on the Effective Date shall continue to be governed solely by the terms of the documents evidencing such awards, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares of Common Stock thereunder.

1.2 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means any “parent corporation” (as defined in Section 424(e) of the Code) of the Company or any “subsidiary corporation” (as defined in Section 424(f) of the Code) of the Company.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means any of the following awards authorized under the Plan: Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Units, Performance Units and Dividend Equivalent Rights.

“Award Agreement” means any agreement between the Company and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement may be in effect from time to time.

“Cause” shall, with respect to each Award made under the Plan, be defined in accordance with the following:

(a) Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(b) In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual’s termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Affiliate of the Company), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Affiliate of the Company) in a material manner.

“Change of Control” shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

(a) Change of Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(b) In the absence of any other Change of Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change of Control shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i) the closing of a merger, consolidation or other reorganization approved by the Company’s stockholders in which a change in ownership or control of the Company is effected through the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members);

(ii) the closing of a sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Exchange Act (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders; or

(iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

Notwithstanding the foregoing, in no event will the issuance of shares in connection with an IPO be deemed to be a Change of Control.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 1.4 hereof.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means the corporation described in Section 1.1 or any successor thereto which assumes and continues the Plan.

“Consultant” means any consultant or other independent advisor, who renders services to the Company or an Affiliate of the Company.

“Director” means a member of the Board or the board of directors of an Affiliate of the Company.

“Effective Date” means, with respect to the Plan, the date that the Plan is adopted by the Board subject to approval by the stockholders of the Company prior to the Underwriting Date.

“Employee” means any employee of the Company or an Affiliate of the Company, including any such employee who is an officer or director of the Company or an Affiliate of the Company.

“Employment” includes any period in which a Participant is an Employee of the Company or an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” or “FMV Per Share” on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on any Stock Exchange or a national market system, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal (or other reporting service approved by the Plan Administrator). If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal (or other reporting service approved by the Plan Administrator). If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) With respect to any Awards granted on or as of or priced on or as of the Underwriting Date (including, but not limited to, the IPO Awards (as defined in Section 8.2(a) below)), the Fair Market Value will be deemed to be equal to the established IPO price per share.

(iv) If there is no established market for the Common Stock, then the Fair Market Value shall be determined in good faith by the Plan Administrator.

“Family Member” means, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

“Good Reason” shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

(a) Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

(b) In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following

(i) a material reduction in the scope of the duties, responsibilities and authority of his or her position with the Company (or any Affiliate of the Company), it being understood that a change in such individual’s title shall not, in and of itself, be deemed a material reduction;

(ii) a materially adverse change in his or her reporting requirements so that such individual is required to report to a person whose duties, responsibilities and authority are materially less than the person to whom he or she previously reported;

(iii) a material reduction in such individual’s base salary or the aggregate of his or her base salary and target bonus under any corporate-performance based bonus or incentive programs, with a reduction of fifteen percent (15%) or more to his or her base salary or aggregate base salary and target bonus to be deemed a material reduction; or

(iv) a relocation of such individual’s place of employment by more than fifty (50) miles;

provided and only if such change, reduction or relocation is effected by the Company (or any Affiliate of the Company) without the individual’s consent.

“Incentive Stock Option” means any Option that satisfies the requirements of Code Section 422.

“Involuntary Termination” means the termination of the Service of any individual which occurs by reason of:

(a) such individual’s involuntary dismissal or discharge by the Company (or any Affiliate of the Company) for reasons other than for Cause; or

(b) such individual’s voluntary resignation for Good Reason.

“IPO” means a bona fide initial public offering of the Company’s Common Stock registered under the Securities Act of 1933, as amended.

“Non-Employee Director” means a person who is a non-employee member of the Board.

“Non-Qualified Option” means an Option not intended to satisfy the requirements of Code Section 422.

“Option” means an option to acquire Common Stock granted pursuant to Article II of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Option, or both, as applicable.

“Participant” means any Employee, Director or Consultant granted an Award under the Plan.

“Permanent Disability” means the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

“Plan Administrator” means the particular entity, whether one or more Committees or the Board, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

“Restricted Stock Unit” means the right to receive a share of Common Stock or cash granted pursuant to Article V of the Plan.

“Section 16 Insider” means an officer or director of the Company subject to the short-swing profit liabilities of Section 16 of the Exchange Act.

“Service” means the performance of services for the Company or an Affiliate of the Company by a person in the capacity of an Employee, a Director or a Consultant, except to the extent otherwise specifically provided in the Award Agreement. For purposes of the Plan, a Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Company or any Affiliate of the Company or (ii) the entity for which the Participant is performing such services ceases to remain an Affiliate of the Company, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Stock Option may be exercised as such under the federal tax laws, the Participant’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless the Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

“Stock Exchange” means the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE MKT.

“Underwriting Agreement” means the agreement between the Company and the underwriter or underwriters managing the IPO.

“Underwriting Date” means the date on which the Underwriting Agreement is executed and priced in connection with IPO.

“Withholding Taxes” means the applicable federal, state and foreign income and employment withholding taxes and other payments to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise, vesting or settlement of that Award.

1.3 Shares Subject to the Plan.

(a) Authorized Shares. The stock issuable under the Plan shall be shares of authorized, but unissued, or reacquired Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock that may initially be issued under the Plan shall be 1,885,715 shares, subject to adjustment under Section 1.3(f) below. Such share reserve consists of (1) any shares of Common Stock that, as of the Effective Date, have been reserved but not issued pursuant to any awards granted under the Existing Plan and are not subject to any awards granted thereunder, plus (ii) an additional increase of 1,639,741 shares. To the extent that any stock options outstanding under the Existing Plan on the Effective Date expire or otherwise terminate without having been exercised in full or should shares of Common Stock pursuant to awards granted under the Existing Plan be forfeited to or repurchased by the Company, the number of shares of Common Stock subject to those expired or terminated options at the time of expiration or termination and the number of shares of Common Stock forfeited or repurchased shall be added to the share reserve under this Plan and shall accordingly be available for issuance hereunder, up to a maximum of an additional 2,701,776 shares.

(b) Annual Increase. The number of shares available for issuance under the Plan shall automatically increase on January 1st of each calendar year during the term of the Plan, commencing on January 1, 2014, by (i) an amount (the “Annual Increase Amount”) equal to the lesser of (A) four and one-half percent (4.5%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year and (B) 2,857,776 shares (subject to adjustment under Section 1.3(f) below); or (ii) such other amount that is lower than the lesser of the amount determined by the preceding clauses (A)(i) and (ii) that the Board, in its sole discretion (but without any obligation), may determine shall be the Annual Increase Amount with respect to any applicable annual period.

(c) Limitation on Incentive Stock Options. Notwithstanding any provision of the Plan to the contrary, and subject to Section 1.3(f) below, the maximum number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options is 4,587,491. Such share limitation shall automatically be increased on January 1st of each calendar year, beginning on January 1, 2014, by the number of shares of Common Stock added to the share reserve on that day pursuant to the provisions of Section 1.3(b).

(d) Limitation on Number of Shares Subject to Awards. The maximum aggregate number of shares of Common Stock with respect to one or more Options and Stock Appreciation Rights that may be granted to any one Participant during any calendar year shall be 1,142,858 shares. The maximum aggregate number of shares of Common Stock with respect to which one or more other Awards that may be granted to any one Participant during any calendar year shall be 1,142,858 shares.

(e) Shares Returned. Shares of Common Stock subject to outstanding Awards under the Plan shall be available for subsequent award and issuance under the Plan to the extent those Awards expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Company, at a price per share not greater than the original issue price paid per share, pursuant to the Company’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an Option under the Plan be paid with shares of Common Stock (whether through the withholding of a portion of the otherwise issuable shares or through the tender of actual outstanding shares), then the authorized reserve of Common Stock under the Plan shall be reduced by the net number of shares issued under the exercised Option and not the gross number of shares for which that Option is exercised. Upon the exercise of any Stock Appreciation Right under the Plan, the share reserve shall be reduced by net number of shares actually issued by the Company upon such exercise and not the gross number of shares as to which such right is exercised. If shares of Common Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the Withholding Taxes incurred in connection with the issuance, vesting or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the net number of shares issued, vested or settled under the Award, calculated in each instance after any such share withholding.

(f) Share Adjustments. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization (including, without limitation, a Change of Control transaction), then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan; (ii) the maximum number and class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section 1.3(b); (iii) the maximum number and/or class of securities that may be issued under the Plan pursuant to Incentive Stock Options and the maximum number and/or class of securities by which that limitation will automatically increase each calendar year; (iv) the maximum number and/or class of securities for which any one person may be granted Options and Stock Appreciation Rights or other Awards denominated in shares of Common Stock per calendar year; (v) the number and/or class of securities and the base price or purchase price per share (if any) in effect under each outstanding Award; and (vi) the number and/or class of securities subject to the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive.

1.4 Administration of the Plan. To the extent that the Plan Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m). To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 under the Exchange Act, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3. Different Committees may administer the Plan with respect to different groups of Participants. Other than as provided above, administration of the Plan may, at the Board’s discretion, be vested in one or more Committees or the Board may retain the power to administer the Plan. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan and the authorities delegated by the Board, the Plan Administrator shall have the full and final power and authority within the scope of its administrative functions under the Plan, in its discretion:

(a) to interpret the Plan and all Awards under the Plan;

(b) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan;

(c) to make all other determinations necessary or advisable for the administration of the Plan;

(d) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Plan Administrator deems desirable to effectuate the Plan;

(e) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Common Stock to be subject to each Award;

(f) to determine the type of Award granted and to designate Options as Incentive Stock Options or Non-Qualified Options;

(g) to determine the Fair Market Value of shares of Common Stock or other property;

(h) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award; (ii) the method of payment for shares purchased pursuant to any Award; (iii) the method for satisfaction of any Withholding Tax obligation arising in connection with Award, including by the withholding or delivery of shares of Common Stock; (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto; (v) the time of the expiration of any Award; (vi) the effect of the Participant’s termination of Service on any of the foregoing; and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(i) to determine whether an Award will be settled in shares of stock, cash, or in any combination thereof;

(j) to approve one or more forms of Award Agreements;

(k) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(l) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service; and

(m) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans, addenda or supplements to the Plan, as the Plan Administrator deems necessary or desirable to comply with the laws and regulations of or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles or custom of, or to obtain favorable tax treatment in foreign jurisdictions whose residents may be granted Awards.

The Board may also at any time terminate the functions of any Committee with respect to the Plan and reassume all powers and authority with respect to the Plan previously delegated to such Committee. Any action taken or determination made by the Plan Administrator pursuant to this and the other sections of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, the Company, any of its Affiliates, any grantee, holder or beneficiary of an Award, any stockholder and any Employee, Director or Consultant.

1.5 Granting of Awards to Participants. The Plan Administrator shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Directors and Consultants as may be selected by it, subject to the terms and conditions set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Plan Administrator may consider the contribution the recipient has made and/or may make to the growth of the Company or its Affiliates and any other factors that it may deem relevant. In no event shall any Employee, Director or Consultant, nor his, her or its legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan, except to such extent, if any, as permitted under the Plan and as the Plan Administrator may determine.

1.6 Term of Plan. If not sooner terminated under the provisions of Section 1.7, the Plan shall terminate upon, and no further Awards shall be made, after ten (10) years following the Effective Date.

1.7 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, that subject to Article IX, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect unless or to the extent specified in the Award itself; and provided further that, no amendment shall be effective prior to its approval by the stockholders of the Company, to the extent such approval is required by Applicable Laws. Notwithstanding the foregoing, the Board may amend the Plan or any Award in such manner as it deems necessary in order to permit Awards to meet the requirements of Applicable Laws, or to prevent adverse tax consequences to the Participants.

ARTICLE II

OPTIONS

2.1 Authority . The Plan Administrator may grant Options to purchase shares of Common Stock to any Employee, Director and Consultant according to the terms set forth below. Options shall be in such form as the Plan Administrator may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Plan Administrator shall deem desirable. Each Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom such Option was granted in such form as the Plan Administrator shall provide.

2.2 Exercise Price . The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Option granted under this Article II shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of such Option.

2.3 Option Term and Conditions and Limitations on Exercise . Each Option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the Option. However, no Option shall have a term in excess of ten (10) years measured from the Option grant date. The Plan Administrator shall also have the discretionary authority to structure one or more Options so that those Options shall vest and become exercisable only after the achievement of pre-established corporate performance objectives based on one or more performance goals and measured over the performance period specified by the Plan Administrator at the time of grant of the Option.

2.4 Manner of Exercise. In order to exercise an Option, the person or persons entitled to exercise such Option shall deliver to the Company payment in full for (i) the shares being purchased; and (ii) unless other arrangements have been made with the Plan Administrator, any required Withholding Taxes. The payment of the exercise price for each Option shall, subject to the terms of the Award Agreement, be made in one or more of the forms specified below:

(a) in cash or by certified check payable and acceptable to the Company;

(b) with a promissory note, to the extent permitted by Applicable Laws;

(c) in shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise;

(d) to the extent the option is exercised for vested shares following the IPO, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (i) a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Withholding Taxes; and (ii) the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale;

(e) subject to such conditions and requirements as the Plan Administrator may specify, by the Company’s withholding from shares otherwise deliverable pursuant to the exercise of the Option shares of Common Stock with such withheld shares valued at Fair Market Value as of the date of exercise; or

(f) with such other consideration and method of payment for the issuance of Common Stock to the extent permitted by Applicable Laws.

2.5 Effect of Termination Service

(a) The following provisions shall govern the exercise of any Options that are outstanding at the time of the Participant’s cessation of Service or death:

(i) Any Option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the Award Agreement, but no such Option shall be exercisable after the expiration of the option term.

(ii) Any Option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the Option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that Option.

(iii) Should the Participant’s Service be terminated for Cause or should the Participant otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding Options, then all of those Options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is at the time exercisable; provided, however, that one or more Options may be structured so that those Options will continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any shares for which the Option has not been exercised.

(b) Nothwithstanding the foregoing, the Plan Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(i) extend the period of time for which the Option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Option term,

(ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any Option granted shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that Option or the immediate sale of the shares acquired under such option could not be effected in compliance with the applicable registration requirements of federal and state securities laws, but in no event shall such an extension result in the continuation of such Option beyond the expiration date of the term of that option, and/or

(iii) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

2.6 Repurchase Rights. The Plan Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while such shares are unvested, the Company shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share; or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

2.7 Incentive Stock Options. The terms specified in this Section 2.7 shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this Section 2.7, all the provisions of Article II shall be applicable to Incentive Stock Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Section 2.7.

(a) Incentive Stock Options may only be granted to Employees of the Company or its Affiliates.

(b) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate of the Company) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted.

(c) If any Employee to whom an Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate of the Company, then the exercise price per share under such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant, and the Option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

ARTICLE III

STOCK APPRECIATION RIGHTS

3.1 Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms specified below.

3.2 Types. Two types of Stock Appreciation Rights shall be authorized for issuance under this Article III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

3.3 Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

(a) One or more individuals may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying Option for shares of Common Stock or the surrender of that Option in exchange for a distribution from the Company in an amount equal to the excess of (i) the Fair

Market Value (on the Option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

(b) Any distribution to which the Participant becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the Option surrender date; (ii) cash; or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.

3.4 Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

(a) One or more individuals may be granted a Stand-alone Right not tied to any underlying Option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.

(b) Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

(c) The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

(d) Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Qualified Options and may not be transferred during the holder’s lifetime, except for a gratuitous transfer to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members or a transfer to one or more such Family Members pursuant to a domestic relations order covering the Stand-alone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section 9.3(c).

(e) The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date; (ii) cash; or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.

(f) The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

3.5 Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the Participant’s Service shall be substantially the same as those set forth in Section 2.5 for the Options granted under the Plan, and the Plan Administrator’s discretionary authority under Section 2.5 shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

ARTICLE IV

STOCK AWARDS

4.1 Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Stock Awards either as vested or unvested shares of Common Stock, through direct and immediate issuances. Each Stock Award shall be evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms specified below.

4.2 Issue Price/Consideration.

(a) Shares of Common Stock may be issued under a Stock Award for a price per share fixed by the Plan Administrator at the time of the Award, but in no event shall such issue price be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Award date.

(b) Shares of Common Stock may be issued under a Stock Award for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Company;

(ii) past services rendered or to be rendered the Company (or any Affiliate of the Company); or

(iii) any other valid consideration under the State in which the Company is at the time incorporated.

4.3 Vesting Provisions.

(a) Stock Awards may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service and/or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any stock award shall be determined by the Plan Administrator and incorporated into the Award Agreement.

(b) Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under a Stock Award or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares; or (ii) the Fair Market Value of those shares at the time of cancellation.

(c) The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

(d) Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock; and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate, unless and to the extent the Plan Administrator determines at the time to vest and distribute such securities or other property. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Company for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

4.4 Stockholder Rights. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under a Stock Award, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements.

ARTICLE V

RESTRICTED STOCK UNITS

5.1 Authority. The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant Restricted Stock Units evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms specified below.

5.2 Terms. Each Restricted Stock Unit award shall entitle the Participant to receive the shares underlying that Award (or an amount based on the value of the shares) upon vesting or upon the expiration of a designated time period following the vesting of those Awards. Restricted Stock Units subject to performance vesting may also be structured so that the underlying shares are convertible into shares of Common Stock (or a payment based on the value of the shares), but the rate at which each share is to so convert shall be based on the attained level of performance for each applicable performance objective.

5.3 Vesting Provisions. Restricted Stock Units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives. Outstanding Restricted Stock Units shall automatically terminate without any payment if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of Restricted Stock Units as to which the designated performance goals or Service requirements have not been attained or satisfied.

5.4 Payment. Restricted Stock Units that vest may be settled in (i) cash; (ii) shares of Common stock valued at Fair Market Value on the payment date; or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.

5.5 Dividend Rights. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a Restricted Stock Unit award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding Restricted Stock Unit awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

ARTICLE VI

PERFORMANCE UNITS

6.1 Authority. The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant Performance Units evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms specified below.

6.2 Terms.

(a) A performance unit shall represent either (i) a unit with a dollar value tied to the level at which pre-established corporate performance objectives based on one or more performance goals are attained; or (ii) a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.

(b) Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

(c) Outstanding Performance Units shall automatically terminate, and no payment shall actually be made in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of performance units as to which the designated performance goals or any applicable Service requirements have not been attained or satisfied.

6.3 Payment. Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash; (ii) shares of Common Stock valued at Fair Market Value on the payment date; or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator.

ARTICLE VII

DIVIDEND EQUIVALENT RIGHTS

7.1 Authority. The Plan Administrator shall have full power and authority to grant Dividend Equivalent Rights evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided however, that each such agreement shall comply with the terms specified below.

7.2 Terms. The Dividend Equivalent Rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan. The term of each Dividend Equivalent Right award shall be established by the Plan Administrator at the time of grant, but no such Award shall have a term in excess of ten (10) years.

7.3 Entitlement. Each Dividend Equivalent Right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the Dividend Equivalent Right remains outstanding. A special account on the books of the Company shall be maintained for each Participant to whom a Dividend Equivalent Right is granted, and that account shall be credited per Dividend Equivalent right with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that Dividend Equivalent Right remains outstanding.

7.4 Timing of Payment. Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the Dividend Equivalent right is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A.

7.5 Form of Payment. Payment of the amounts due with respect to Dividend Equivalent Rights may be made in (i) cash; (ii) shares of Common Stock; or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as determined by the Plan Administrator in its sole discretion.

ARTICLE VIII

AUTOMATIC DIRECTOR AWARD PROGRAM

8.1 Terms and Conditions of Non-Employee Director Awards. Non-Employee Directors shall receive automatic grants under the terms set forth below. In addition, Non-Employee Directors shall be eligible to receive additional discretionary Awards under the Plan.

8.2 Grant of Awards. Awards shall be granted automatically and without further action of the Plan Administrator, as follows:

(a) Initial Grants.

(i) Each Non-Employee Director who is a member of the Board on the Underwriting Date shall be granted on that date an Award (an “IPO Award”) in the form of an Option and/or Restricted Stock Units with respect to a number of shares of Common Stock equal to the Initial Option Equivalent Amount; provided, however, that a Non-Employee Director granted an Award within a period of eighteen months (18) months prior to the Underwriting Date shall not be granted an IPO Award.

(ii) Each individual who is first elected or appointed a Non-Employee Director other than at a regular annual stockholders meeting at any time after the Underwriting Date, shall automatically be granted, on the date of such initial election or appointment, as applicable (the “Initial Grant Date”), an Award in the form of an Option and/or Restricted Stock Units with respect to a number of shares equal to the Initial Option Equivalent Amount (the “Initial Grant”).

(b) Annual Award. On the date of each annual meeting of the stockholders of the Company which occurs on or after the Effective Date, each Non-Employee Director that continues to serve on the Board following such meeting shall be granted an Award in the form of an Option and/or Restricted Stock Units with respect to a number of shares of Common Stock equal to the Annual Option Equivalent Amount for that year (the “Annual Grant”); provided, however, that a Non-Employee Director granted an IPO Award or an Initial Grant on, or within a period of six (6) months prior to, the date of an annual meeting shall not be granted an Annual Award pursuant to this Section 8.2(b) with respect to the same annual meeting.

(c) Grant Type and Amounts. The Plan Administrator shall have the sole discretion to determine the amount and type of Awards within the limitations set forth in this Article VIII. The Initial Option Equivalent Amount shall be a number of Option equivalent shares determined by the Plan Administrator prior to the Start Date, but shall not exceed eighty-seven thousand five hundred (87,500) Option equivalent shares. The Annual Option Equivalent Amount shall be a number of Option equivalent shares determined by the Plan Administrator prior to the Start Date, but shall not exceed forty-three thousand seven hundred fifty (43,750) Option equivalent shares. Unless otherwise determined by the Plan Administrator, in the event that the Plan Administrator proposes to grant Restricted Stock Units under this Article VIII in lieu of all or part of an Option, such Restricted Stock Units shall have an aggregate value equal to the aggregate value of the Option that would otherwise be granted under this Article VIII, determined on the following basis (i) the value of an Option share shall be equal to the fair value of an Option share as estimated on the date of grant under a valuation model approved by the

Financial Accounting Standards Board (“FASB”) for purposes of the Company’s financial statements under FAS 123R (or any successor provision); and (ii) the value of a Restricted Stock Unit shall be equal to the Fair Market Value per share of Common Stock.

(d) Right to Decline Non-Employee Director Award. Notwithstanding the foregoing, any person may elect not to receive an Non-Employee Director Award by delivering written notice of such election to the Board no later than the day prior to the date such Award would otherwise be granted. A person so declining an Non-Employee Director Award shall receive no payment or other consideration in lieu of such declined Non-Employee Director Award.

8.3 Vesting of Awards.

(a) The date a Non-Employee Director receives an IPO Award, Initial Grant or an Annual Grant is referred to in this Plan as the “Start Date” for such Awards.

(b) The shares subject to each IPO Award and each Initial Grant shall vest so that (i) one-third (1/3rd) of the shares of Common Stock subject to the IPO Award or Initial Grant, as applicable, shall become vested on the first anniversary of the Start Date and (ii) an additional one thirty-sixth (1/36th) of the shares of Common Stock subject to the IPO Award or Initial Grant, as applicable, shall become vested on the corresponding day of each calendar month thereafter or, to the extent such calendar month does not have the corresponding day, on the last day of such calendar month, until all such shares are vested, provided that the Non-Employee Director continues to provide Service as a Non-Employee Director on such dates; provided, however, that the shares subject to each IPO Award shall vest in full if the Non-Employee Director who received such IPO Award elects not to be nominated as a director at the next regular annual meeting of the stockholders of the Company following the IPO at which such Non-Employee Director’s term expires and such Non-Employee Director has not resigned or been removed for Cause prior to such regular annual meeting.

(c) The shares subject to each Annual Grant shall vest so that all of the shares of Common Stock subject to the Annual Grant shall become vested on the earlier of: (i) the first anniversary of the Start Date or (ii) the date that is one day prior to the date of the next regular annual meeting of the stockholders of the Company following the Start Date, provided that the Non-Employee Director continues to provide Service as a Non-Employee Director on such date.

8.4 Terms of Awards.

(a) Any Options granted under this Article VIII shall be subject to the following terms and conditions:

(i) The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per Common Share on the Option grant date.

(ii) The exercise price shall be payable in one or more of the alternative forms authorized under Section 2.4.

(iii) Each such Option shall have a maximum term of ten (10) years measured from the Option grant date, subject to earlier termination following the Non-Employee Director’s cessation of Board service.

(iv) The Participant (or in the event of the Participant’s death while holding the Option, the personal representative of the Participant’s estate or the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such Option) shall have a twelve (12)-month period following the date of cessation of Board service in which to exercise any outstanding Option. During the twelve (12)-month exercise period, the Option may not be exercised in the aggregate for more than the number of shares of vested Common Stock for which the option is exercisable at the time of the Participant’s cessation of Board service. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any shares for which the Option has not been exercised.

(b) Any Restricted Stock Units granted under this Article VIII shall be subject to the following terms and conditions:

(i) The shares of Common Stock underlying Restricted Stock Units which vest in accordance with the applicable vesting provisions shall be issued as they vest; provided, however, that the Plan Administrator may structure one or more grants so that the issuance of the shares of Common Stock which vest under those awards is deferred, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, beyond the vesting date to a designated date or the occurrence of any earlier event such as cessation of Board service or a Change of Control.

(ii) Each Restricted Stock Unit shall include a dividend equivalent right pursuant to which a book account shall be established for the Non-Employee Director and credited from time to time with each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock) which is made per issued and outstanding share of Common Stock during the period the share of Common Stock underlying that Restricted Stock Unit remains unissued. The amount credited to the book account with respect to such Restricted Stock Unit shall be paid to the Non-Employee Director member concurrently with the issuance of the share of Common Stock underlying that unit.

8.5 Change of Control.

(a) In the event of any Change of Control, each outstanding Award granted under this Article VIII but not otherwise vested shall, immediately prior to the effective date of that Change of Control transaction, automatically vest in full.

(b) Any Option so accelerated shall become exercisable for all of the option shares as fully vested Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change of Control, each such Option shall terminate and cease to be outstanding, except and to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change of Control transaction.

(c) The shares subject to any Restricted Stock Units so accelerated shall be issued to the Participant as soon as practicable following the effective date of the Change of Control but in no event more than fifteen (15) business days after such effective date, except to the extent such issuance is subject to a deferred distribution date under Code Section 409A, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Change of Control and distributed at the same time as such stockholder payments, subject to any applicable deferred distribution date under Code Section 409A.

8.6 Remaining Terms. The remaining terms of each Award granted under the Automatic Director Award Program shall be as set forth in the Award Agreement approved by the Plan Administrator to evidence the awards made under this Article VIII.

ARTICLE IX

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

9.1 Deferred Compensation.

(a) The Plan Administrator may, in its sole discretion, structure one or more Awards (other than Options and Stock Appreciation Rights) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

(b) The Plan Administrator may implement a Non-Employee Director retainer fee deferral program under the Plan so as to allow the Non-Employee Directors the opportunity to elect, prior to the start of each calendar year, to convert the Board and Board committee retainer fees to be earned for such year into Restricted Stock Units under the Plan that will defer the issuance of the shares of Common Stock that vest under those Restricted Stock Units until a permissible date or event under Code Section 409A. If such program is implemented, the Plan Administrator shall have the authority to establish such rules and procedures as it deems appropriate for the filing of such deferral elections and the designation of the permissible distribution events under Code Section 409A.

(c) To the extent the Company maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a one share-for-one share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements

9.2 Securities Requirements. No shares of Common Stock will be issued or transferred pursuant to an Award, unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

9.3 Transferability.

(a) Non-Transferable Awards. Except as otherwise specifically provided in the Plan or the appropriate Award Agreement, no Award and no right under the Plan, contingent or otherwise, will be (i) assignable, saleable or otherwise transferable by a Participant except by will or by the laws of descent and distribution; or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Board or the applicable Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Board or the applicable Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 9.3 shall be void and ineffective for all purposes.

(b) Non-Qualified Options. Non-Qualified Options shall be subject to the same limitation on transfer as set forth above, except that the Plan Administrator may structure one or more Non-Qualified Options so that the Option may be transferred gratuitously in whole or in part during the Participant’s lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members or may be transferred to one or more Family Member pursuant to a domestic relations order. The transferred portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the transfer. The terms applicable to the transferred portion shall be the same as those in effect for the Option immediately prior to such transfer.

(c) Beneficiary Designations. Notwithstanding the foregoing, the Participant may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards, and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Award. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award.

(d) Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant, or in the event of his death, his legal representative or beneficiary, may exercise Options and Stock Appreciation Rights, receive cash payments and deliveries of shares or otherwise exercise rights under the Plan.

9.4 No Rights as a Stockholder. A Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

9.5 Listing and Registration of Shares of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock under the Plan until completion of such stock exchange listing, registration or other qualification of such shares under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

9.6 Change of Control.

(a) In the event of a Change of Control transaction, each Award (other than an Award granted under Article VIII) outstanding at that time under the Plan but not otherwise fully vested shall automatically accelerate, immediately prior to the effective date of that Change of Control, as to all the shares of Common Stock at the time subject to such Award, unless (i) such Award is to be assumed or substituted with an equivalent award by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change of Control transaction; (ii) such Award is replaced with a cash retention program of the successor corporation that preserves the spread existing at the time of the Change of Control on the shares of Common Stock as to which the Award is not otherwise at that time vested and exercisable and provides for the subsequent vesting and payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares, but only if such replacement cash program would not result in the treatment of the Award as an item of deferred compensation subject to Code Section 409A; or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator.

(b) All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall vest in full, immediately prior to the effective date of an actual Change of Control transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change of Control transaction; or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

(c) Immediately following the consummation of the Change of Control, all Awards, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change of Control transaction.

(d) Each Award which is assumed in connection with a Change of Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change of Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change of Control shall also be made to (i) the exercise or base price or cash consideration payable per share in effect under each outstanding Award, provided the aggregate exercise or base price or cash consideration in effect for such securities shall remain the same; (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan; (iii) the maximum number and/or class of securities by which the shares reserve is to increase each year; (iv) the maximum number and/or class of securities for which Incentive Stock Options may be granted under the Plan; (v) the maximum number and/or class of securities for which any one person may be granted Options and Stock Appreciation Rights and other Awards under the Plan per calendar year; and (vi) the number and/or class of securities subject to the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Company’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change of Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Plan and subject to the Plan Administrator’s approval, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change of Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

(e) The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards so that those Awards shall, immediately prior to the effective date of a Change of Control transaction, vest as to all the shares of Common Stock at the time subject to those Awards, whether or not those Awards are to be assumed in the Change of Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Company’s repurchase rights so that those rights shall terminate immediately prior to the effective date of a Change of Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

(f) The Plan Administrator shall have full power and authority to structure one or more outstanding Awards so that those Awards shall vest as to all the shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change of Control transaction in which those Awards do not otherwise vest on an accelerated basis. In addition, the Plan Administrator may structure one or more of the Company’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Participant at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

(g) The portion of any Incentive Stock Option accelerated in connection with a Change of Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

9.7 Lock-Up Agreement. In the event of any underwritten public offering of the Company’s securities made by the Company pursuant to an effective registration statement filed under the Securities Act, the Plan Administrator shall have the right to impose market stand-off restrictions on each Award recipient whereby such Participant shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed the greater of: (i) one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; or (ii) if required by such underwriter, such longer period of time as is necessary to enable the underwriter to issue a research report, analyst recommendation or opinion in accordance with the then-applicable rules and regulations of the Financial Regulatory Authority, Inc. and the applicable stock exchange, but in no event in excess of two hundred ten (210) days following the effective date of the registration statement relating to such offering. The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act.

9.8 Stockholder Agreements/Investment Representations. The Plan Administrator may, from time to time, condition the grant, exercise or payment of any Award upon such Participant entering into such agreements in a form or forms as approved from time to time by the Plan Administrator, including but not limited to, a stockholders’ agreement, voting agreement, repurchase agreement or lockup or market standoff agreement. In addition, the Plan Administrator may require the Participant to represent and warrant at the time of any such exercise or issuance that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law.

9.9 Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

9.10 Repricing. The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding Options or Stock Appreciation Rights under the Plan and to grant in exchange one or more of the following: (i) new Options or Stock Appreciation Rights covering the same or a different number of shares of Common Stock but with an exercise or base price per share based on the Fair Market Value per share of Common Stock on the new grant date; or (ii) cash or shares of Common Stock or any other Award, whether vested or unvested.

The Board shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the exercise or base price of one or more outstanding Options or Stock Appreciation Rights or issue new Options or Stock Appreciation Rights with a lower exercise or base price in immediate cancellation of outstanding Options or Stock Appreciation Rights with a higher exercise or base price.

The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Corporation or in the form of any other Award under the Plan, except in connection with a Change of Control transaction, or (iii) otherwise directly reduce the exercise price in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval.

9.11 Excess Shares. Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

9.12 Section 409A. The provisions of the Plan and the outstanding Awards under the Plan shall, in the event of any ambiguity, be construed, applied and interpreted in a manner so as to ensure that all Awards and Award Agreements provided to Participants who are subject to U.S. income taxation either qualify for an exemption from the requirements of Section 409A of the Code or comply with those requirements; provided, however, that the Company shall not make any representations that any Awards made under the Plan will in fact be exempt from the requirements of Section 409A of the Code or otherwise comply with those requirements, and each Participant shall accordingly be solely responsible for any taxes, penalties or other amounts that may become payable with respect to his or her Awards by reason of Section 409A of the Code.

ARTICLE X

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise, issuance, vesting or settlement of an Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any Withholding Taxes that may be required to be withheld, collected or accounted for by the Company with respect thereto. Such arrangements may, at the discretion of the Plan Administrator, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by certified check payable and acceptable to the Company.

ARTICLE XI

MISCELLANEOUS

11.1 No Rights to Awards or Uniformity Among Awards. No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.

11.2 Rights as Employee, Director or Consultant. No person, even though eligible under this Plan, shall have a right to be selected as a Participant (except in the case of the Automatic Director Award Program for Non-Employee Directors under Article VIII), or, having been so selected, to be selected again as a Participant (except in the case of the Automatic Director Award Program for Non-Employee Directors under Article VIII). Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Director or Consultant, or interfere with or limit in any way any right of the Company or its Affiliates to terminate the Participant’s Service at any time. To the extent that an Employee of an Affiliate receives an Award under the Plan, the Award can in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

11.3 Governing Law. The validity and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

11.4 Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

11.5 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Plan Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

11.6 Other Laws. The Plan Administrator may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

11.7 Unfunded Obligations and Use of Proceeds. Any amounts payable o Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

11.8 No Guarantee of Tax Consequences. The Participant shall be solely responsible for and liable for any tax consequences (including but not limited to any interest or penalties) as a result of participation in the Plan. Neither the Plan Administrator, nor the Company makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder and assumes no liability whatsoever for the tax consequences to the Participants.

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